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                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-61862 and 333-100648) and Form S-8 (Nos. 333-108767, 333-99729, 333-75406, 333-49656, 333-33464, 333-30518, 333-74343,
333-45425 and 333-04131) of ScanSoft, Inc. of our report dated January 5, 2005, relating to the Company's consolidated financial statements as of and for the nine months ended September 30, 2004, which appears in this Annual Report on Form 10-K/T.

/s/BDO Seidman, LLP

Boston, Massachusetts
January 5, 2005